                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           IHOP CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                   IHOP CORP.
                           525 NORTH BRAND BOULEVARD
                           GLENDALE, CALIFORNIA 91203

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1999

                            ------------------------

To the Shareholders of IHOP Corp.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of IHOP Corp., a Delaware corporation (the "Company"), will be held at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, on Tuesday, May 11, 1999, at 10:00 a.m., local time, for the following purposes:

        (1) To elect three Class II directors, each to serve for a term of three years and until his or her successor is duly elected and qualified.

        (2) To approve and ratify the appointment of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the year ending December 31, 1999.

        (3) To approve and ratify the amendment of the IHOP Corp. 1994 Stock Option Plan for Non-Employee Directors to provide for annual grants of options.

        (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 25, 1999, the record date for the Meeting, are entitled to notice of and to vote at the Meeting and any adjournment thereof. A list of such shareholders will be available for examination at the principal executive offices of the Company located at 525 North Brand Boulevard, Glendale, California 91203, at least ten days prior to the Meeting.

    TO ASSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                           By Order of the Board of Directors,

                                                    Mark D. Weisberger

                                                        Secretary

April 9, 1999

Glendale, California

                                   IHOP CORP.
                           525 NORTH BRAND BOULEVARD
                           GLENDALE, CALIFORNIA 91203

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 11, 1999

                            ------------------------

                            SOLICITATION OF PROXIES

    IHOP Corp. ("IHOP" or the "Company") is furnishing this Proxy Statement ("Proxy") to the shareholders of the Company to solicit their proxies for use at the Annual Meeting of Shareholders (the "Meeting") to take place on Tuesday, May 11, 1999, at 10:00 a.m. at the Red Lion Hotel, 100 West Glenoaks Boulevard, Glendale, California, and at any adjournment thereof. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company personally or by telephone. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation. IHOP will bear all of the costs of preparing, printing, assembling and mailing this Proxy Statement and the proxy card and all of the costs of the solicitation of the proxies. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

    Only shareholders of record at the close of business on March 25, 1999 (the "Record Date"), will be entitled to receive notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 9,928,848 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. Each such shareholder is entitled to one vote for each share of Common Stock so held and may vote such shares either in person or by proxy. Presence in person or by proxy of holders of 4,964,424 shares of Common Stock will constitute a quorum at the Meeting. Assuming a quorum is present, directors shall be elected by a plurality of the votes cast in the election of directors. Other matters submitted for shareholder approval shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote at the Meeting. Abstentions and broker non-votes will be counted and will have the same effect as "no" votes.

    The enclosed Proxy, if executed and returned, will be voted as directed on the Proxy or, in the absence of such direction, for the election of the nominees as directors, for the proposal to amend the IHOP Corp. 1994 Stock Option Plan for Non-Employee Directors, and for the approval and ratification of the appointment of PricewaterhouseCoopers, LLP, as the Company's independent public accountants. If any other matters shall properly come before the Meeting, the persons authorized to vote the Proxies solicited hereunder will vote on these matters at their discretion. The Proxy may be revoked at any time prior to exercise by filing with the Secretary of the Company, at or before the Meeting, a written revocation bearing a date later than the date of the Proxy; by duly executing a Proxy with a later date relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or by attending and voting at the Meeting.

    The approximate date on which this Proxy Statement and form of Proxy are first being sent to shareholders is April 9, 1999.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is divided into three classes of three directors each. Class I directors currently serve until the Annual Meeting of Shareholders in 2001, Class II directors until the Annual Meeting of Shareholders in 1999 and Class III directors until the Annual Meeting of Shareholders in 2000 (in each case, until their respective successors are duly elected and qualified). At the 1999 Annual Meeting of Shareholders, three Class II directors will be elected for three-year terms. Shares of Common Stock represented by the enclosed Proxy, if returned duly executed and unless instructions to the contrary are indicated thereon, will be voted for the nominees listed below.

    The Board of Directors has designated the three nominees listed below for election as Class II directors of the Company for terms expiring in 2002. The enclosed Proxy will be voted as specified thereon or, if no instructions are given, for the Board's nominees; however, the persons designated to vote Proxies reserve full discretion to vote the Common Stock represented by the Proxies for the election of the remaining nominees and any substitute nominee or nominees designated by the Board of Directors in the event the nominee who would otherwise receive the votes is unavailable or unable to serve as a candidate for election as a director. The Board of Directors has no reason to believe that any of the nominees will be unavailable or unable to serve if elected.

                        INFORMATION CONCERNING NOMINEES
                     AND MEMBERS OF THE BOARD OF DIRECTORS

    The following sets forth the nominees for election to the Board of Directors, the directors of the Company whose terms in office will continue after the Meeting, and certain information with respect to each nominee and continuing director. Unless otherwise indicated, each person has held his or her principal occupation for more than five years. For information regarding the ownership of shares of Common Stock by IHOP's directors and executive officers and each nominee for election as a director of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

NOMINEES--TERMS TO EXPIRE 2002 (CLASS II)

    Michael S. Gordon, age 63; Director since 1987; Vice-Chairman of StoneCreek Capital, Inc. (formerly The Gordon + Morris Group, Inc.), from April 1992 to present. Managing Director of Kelso & Company, Inc., April 1989 to March 1992. General Partner of Kelso & Company, L.P. from 1981 to March 1989.

    Larry Alan Kay, age 52; Director since 1987; Consultant and Private Investor since January 1994. Publisher, Fi: The Magazine of Music & Sound, and President and Chief Executive Officer of Fi, L.L.C. from October 1995 until May, 1998. Executive Vice President-Administration, Secretary and General Counsel of the Company from September 1987 to December 1993. Senior Vice President, Secretary and General Counsel of the Company from November 1984 to September 1987.

    Dennis M. Leifheit, age 48; Executive Vice President, Operations, Chief Operating Officer and Director since December 1995. Division Vice President of Pizza Hut, Inc., from October 1993 to December 1995. Vice President Operations Development of Pizza Hut, Inc., from January 1990 to October 1993.

CONTINUING DIRECTORS--TERMS TO EXPIRE 2000 (CLASS III)

    H. Frederick Christie, age 65; Director since 1992; Independent Consultant since January 1990. President and Chief Executive Officer of The Mission Group from September 1987 to January 1990. President of Southern California Edison Company from November 1984 to September 1987. Director of Ducommun, Incorporated since 1985, AECOM Technology Corporation since 1990, Ultramar Diamond Shamrock Corp. since 1992 and Southwest Water Co. since 1995. Director or trustee of 19 mutual funds(1) under the Capital Research and Management Company since 1972.

    Richard K. Herzer, age 67; Chairman of the Board of Directors, President and Chief Executive Officer; Director since 1979; Chairman of the Board and Chief Executive Officer of the Company since 1983. President since 1979.

    Patrick W. Rose, age 56; Director since 1992; Private Investor since August 1988. Chairman of the Board, President and Chief Executive Officer of Van Camp Seafoods, Inc., from March 1995 to August 1997. Vice Chairman of the Board, President and Chief Executive Officer of Van Camp Seafoods, Inc., from October 1992 to March 1995. Chairman of the Board, President and Chief Executive Officer of Bumble Bee Seafoods, Inc., from July 1985 to August 1988. Director of Riviana Foods since 1995. In April 1997, Van Camp Seafoods, Inc. filed a voluntary petition under Chapter 11 of the Bankruptcy code to facilitate the sale of its assets to Tri-Union Seafoods, LLC, which transaction was completed in August 1997.

CONTINUING DIRECTORS--TERMS TO EXPIRE 2001 (CLASS I)

    Frank Edelstein, age 73; Director since 1987; Independent Consultant since September 1992. Vice President of Kelso & Company, Inc., April 1989 to September 1992. Vice President of Kelso & Company, L.P. from September 1986 to March 1989. Director of Ceradyne, Inc. since 1987 and Arkansas Best Corp. since 1988.

    Neven C. Hulsey, age 64; Director since 1987; Retired. Chairman of Earle M. Jorgensen Company, February 1997 to February 1998. President and Chief Executive Officer of Earle M. Jorgensen Company from March 1990 to February 1997. Chairman of the Board, President and Chief Executive Officer of Kilsby-Roberts Company from June 1982 to March 1990. Director of Webco Industries, Inc., since April, 1995.

    Caroline W. Nahas, age 50; Director since 1992; Managing Director, Southern California, of Korn/ Ferry International, Los Angeles, California since May 1998. Member of the Executive Committee of Korn/Ferry International from December 1995 until August 1998. Director of Korn/Ferry International from May 1992 until April 1995.

    The Company's Board of Directors held four meetings during the last full fiscal year. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees thereof on which he or she served.

    The Board of Directors has two committees, an Audit Committee and a Compensation Committee. The present members of the Audit Committee are H. Frederick Christie, Michael S. Gordon (Chairman) and Larry Alan Kay. The function of the Audit Committee is to review the services performed and to be

------------------------

(1) American Manual Fund, AMCAP Fund, U.S. Government Securities Fund, American High-Income Trust, American High-Income Municipal Bond Fund, American Variable Insurance Series, The Bond Fund of America, Capital Income Builder, Capital World Bond Fund, Capital World Growth and Income Fund, Cash Management Trust of America, Intermediate Bond Fund of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, SMALL CAP World Fund, The Tax-Exempt Bond Fund of America. The Tax Exempt Fund of California, The Tax Exempt Money Fund of America, The U.S. Treasury Money Fund of America performed by the Company's independent public accountants and the cost of such services, to make recommendations regarding the engagement of such independent public accountants after consultation with management and to review the quarterly and year-end financial statements of the Company. During fiscal 1998, the Audit Committee communicated as it deemed necessary with the Company's accounting personnel and independent public accountants, and held one formal meeting.

    The members of the Compensation Committee are Frank Edelstein (Chairman), Neven C. Hulsey, Caroline W. Nahas and Patrick W. Rose. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's compensation plans, and general review of the Company's employee compensation policies. The Compensation Committee also acts as Administrator of the IHOP Corp. 1991 Stock Incentive Plan. During fiscal 1998, the Compensation Committee communicated as it deemed necessary with management of the Company, and held one formal meeting.

COMPENSATION OF DIRECTORS

    Non-employee directors are compensated for their services at the rate of $20,000 per year, plus $1,000 per meeting of the Board of Directors or committee thereof attended (with no additional payment when more than one meeting is attended on the same day) and reimbursement of actual expenses incurred. In addition, non-employee directors participate in the Stock Option Plan for Non-Employee Directors (the "1994 Plan"). Under the 1994 Plan, in 1994 each of the non-employee directors received an option to purchase 7,500 shares of the Company's Common Stock. Pursuant to the 1994 Plan, in 1996 and 1998, the non-employee directors also received options to purchase 2,500 shares of the Company's Common Stock. The 1994 plan, as presently constituted calls for bi-annual grants of additional options to purchase 2,500 shares in the year 2000 and thereafter. The Board of Directors has proposed an amendment to the 1994 Plan which, if approved by the Shareholders, would result in annual grants to the non-employee directors of options to purchase 2,500 shares of Common Stock commencing May 12, 1999. (See PROPOSAL TO APPROVE AMENDMENT OF IHOP CORP. 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS). Employee directors receive no additional compensation for serving as directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of February 28, 1999, unless otherwise indicated, as to all persons who, to the knowledge of the Company, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, as to all directors and nominees for the Board of Directors, as to certain executive officers and as to all directors and executive officers of the Company as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person is as supplied or confirmed by such person. The Company has no class of equity securities outstanding other than the Common Stock.

                                                                                     SHARES      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                OWNED(1)    OF CLASS
---------------------------------------------------------------------------------  ----------  -----------
Richard K. Herzer(2)(3) .........................................................     754,329         7.4%
  Chairman of the Board, President
  and Chief Executive Officer
  525 North Brand Boulevard
  Glendale, CA 91203
H. Frederick Christie(2) ........................................................      13,833           *
  Director
Frank Edelstein(2) ..............................................................      11,833           *
  Director
Michael S. Gordon(2) ............................................................      20,833           *
  Director
Neven C. Hulsey(2) ..............................................................      10,833           *
  Director
Larry Alan Kay(2) ...............................................................      28,477           *
  Director
Dennis M. Leifheit(2)(3) ........................................................      69,015           *
  Director, Executive Vice President,
  Operations, and Chief Operating Officer
Caroline W. Nahas(2) ............................................................      11,333           *
  Director
Patrick W. Rose(2) ..............................................................      10,833           *
  Director
Frederick G. Silny(2)(3) ........................................................      67,300           *
  Vice President, Finance, Treasurer
  and Chief Financial Officer
Anna G. Ulvan(2)(3) .............................................................      50,700           *
  Vice President, Franchise
Richard C. Celio(2)(3) ..........................................................      20,056           *
  Vice President, Development
All directors and executive officers as a group (16 persons) (2)(3)..............   1,083,706        10.4%
FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (4) ......................     740,000         7.4%
  82 Devonshire Street
  Boston, Massachusetts 02109
Southeastern Asset Management, Inc., Longleaf Partners ..........................   1,873,100        19.0%
  Realty Fund, Longleaf Partners Small-Cap Fund,
  and O. Mason Hawkins
  Southeastern Asset Management, Inc. (5)
  6075 Poplar Avenue, Suite 900
  Memphis, TN 38119

                                                                                     SHARES      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                                OWNED(1)    OF CLASS
---------------------------------------------------------------------------------  ----------  -----------
Strong Capital Management Inc. and Richard S. Strong (6) ........................     811,875         8.2%
  100 Heritage Reserve
  Menomonee Falls, WI 53051

------------------------

*   Represents less than 1% of the outstanding Common Stock.

(1) Subject to applicable community property laws and similar statutes.

(2) Share amounts for each of the directors, named executive officers and for all directors and executive officers as a group include shares subject to options that are exercisable within 60 days of the date of this statement, as follows:

NAME                                                                                NO. SHARES
----------------------------------------------------------------------------------  -----------
Richard K. Herzer.................................................................     229,999
H. Frederick Christie.............................................................      10,833
Frank Edelstein...................................................................      10,833
Michael S. Gordon.................................................................      10,833
Neven C. Hulsey...................................................................       5,833
Larry Alan Kay....................................................................      10,833
Dennis M. Leifheit................................................................      59,999
Caroline W. Nahas.................................................................      10,833
Patrick W. Rose...................................................................      10,833
Frederick G. Silny................................................................      54,799
Anna G. Ulvan.....................................................................      29,999
Richard C. Celio..................................................................      10,332
All Directors and Executive Officers as a Group (16 persons)......................     493,457

(3) Each of the named executive officers participate in the International House of Pancakes Employee Stock Ownership Plan (the "ESOP"). Mr. Herzer possesses shared investment power over these shares by virtue of his membership on the Administrative Committee of the ESOP. The share amounts for the named executive officers and all directors and executive officers as a group include shares held for the accounts of executive officers, as follows:

NAME                                                                                NO. SHARES
----------------------------------------------------------------------------------  -----------
Richard K. Herzer.................................................................      18,131
Dennis M. Leifheit................................................................         605
Frederick G. Silny................................................................       5,451
Anna G. Ulvan.....................................................................      10,700
Richard C. Celio..................................................................         267
All directors and executive officers as a group (16 persons)......................      46,665

(4) In Amendment No. 1 to Schedule 13G, dated February 1, 1999, jointly filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, such persons report that, as of December 31, 1998, they possessed sole power to dispose or to direct the disposition of these shares.

(5) In Amendment No. 4 to Schedule 13G, dated February 5, 1999, jointly filed by Southeastern Asset Management, Inc., Longleaf Partners Realty Fund, Longleaf Partners Small-Cap Fund and Mr. O. Mason Hawkins, such persons report that, as of December 31, 1998, Southeastern Asset Management, Inc. possessed sole power to vote or to direct the vote with respect to 251,400 of these shares, shared power to vote or to direct the vote with respect to 1,546,700 of these shares, sole power to dispose or to direct the disposition of 326,400 of these shares and shared power to dispose or to direct the disposition of 1,546,700 of these shares; Longleaf Partners Realty Fund possessed shared power to vote or direct the vote and shared power to dispose or to direct the disposition of 915,000 of these shares; Longleaf Partners Small-Cap Fund possessed shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 631,700 of these shares; and Mr. Hawkins possessed neither sole nor shared power to vote or to direct the vote and neither sole nor shared power to dispose or to direct the disposition of any of these shares.

(6) In Amendment No. 10 to Schedule 13G, dated February 11, 1999, jointly filed by Strong Capital Management, Inc., and Richard S. Strong, Chairman of the Board and the principal shareholder of Strong Capital Management, Inc., such persons report that, as of December 31, 1998, they possessed sole power to vote or to direct the vote with respect to 670,700 of these shares, shared power to vote with respect to none of these shares, and sole power to dispose or to direct the disposition of all of these shares.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information with respect to each person who is an executive officer of the Company:

EXECUTIVE OFFICER                               AGE                   POSITION AND OFFICES WITH THE COMPANY
------------------------------------------  -----------  ---------------------------------------------------------------
Richard K. Herzer.........................          67   Chairman of the Board of Directors, President and Chief
                                                           Executive Officer
Dennis M. Leifheit........................          48   Director, Executive Vice President, Operations, and Chief
                                                           Operating Officer
Richard C. Celio..........................          48   Vice President, Development
Susan Henderson-Hernandez.................          51   Vice President, Marketing
Naomi K. Shively..........................          49   Vice President, Human Resources
Frederick G. Silny........................          48   Vice President, Finance, Treasurer and Chief Financial Officer
Anna G. Ulvan.............................          51   Vice President, Franchise
Mark D. Weisberger........................          43   Vice President, Legal, Secretary and General Counsel

    Executive officers of the Company are appointed by the Board of Directors and serve at the Board's discretion.

    Mr. Herzer was elected Chairman of the Board and Chief Executive Officer in May 1983. Mr. Herzer was appointed President of the Company in June 1979.

    Mr. Leifheit was named Executive Vice President, Operations and Chief Operating Officer and elected to the Board of Directors effective December 1995. He served as Division Vice President of Pizza Hut, Inc., from October 1993 to December 1995 and Vice President Operations Development of Pizza Hut, Inc., from January 1990 to October 1993.

    Mr. Celio was elected Vice President--Development in March 1997. He served as Senior Vice President, Development of CKE Restaurants, Inc., from June 1994 to March 1997, and as Vice President and General Counsel of Carl Karcher Enterprises, Inc., from January 1989 to June 1994.

    Ms. Henderson-Hernandez became Vice President--Marketing in November 1996. Prior thereto, she served as the Company's Director, Brand Strategy, from November 1993 to November 1996. She was Vice President, Marketing of Frank's Nursery and Crafts from January 1993 to September 1993 and Vice President, Marketing, of Perkins Restaurants from February 1991 until September 1992.

    Ms. Shively became Vice President--Human Resources in March 1994. Prior thereto, she was employed by Circuit City Stores, Inc., as Division Vice President, Human Resources, of the Western Division, from December 1987 to March 1994.

    Mr. Silny became Vice President--Finance, Treasurer and Chief Financial Officer in July 1989. Prior thereto, he was employed by Carnation Company as Assistant General Manager and Division Manager of its Dairies Division from September 1986 to July 1989, and as Director of Finance of its Dairies Division from November 1985 to August 1986 and as Assistant Treasurer in its Corporate Finance Department from July 1984 to October 1985.

    Ms. Ulvan became Vice President--Franchise in February 1990. From May 1987 to February 1990, she was Vice President-Franchise Sales. Prior thereto, she had been Director of Franchise Development for International House of Pancakes, Inc., since October 1980.

    Mr. Weisberger became Vice President--Legal, Secretary and General Counsel in January 1994. Prior thereto, he was employed by Sizzler International, Inc., as General Counsel and Secretary from April 1989 to January 1994, and Assistant General Counsel from April 1988 to April 1989, and as Corporate Counsel from April 1987 to April 1988.

EMPLOYMENT AGREEMENTS

    Each of the named executive officers are parties to employment agreements with the Company. The agreements provide for base salaries, participation in a bonus program, car allowances or a company car, and certain other perquisites and benefit programs available to other employees. In addition, the Board of Directors may, at its discretion, increase any officer's base salary during the term of such officer's employment agreement. The employment agreements for Messrs. Herzer and Silny and Mrs. Ulvan call for an initial term of one year, and the employment agreements for Messrs. Leifheit and Celio call for an initial term of two years. Each of the agreements provide for automatic successive one-year extensions unless the Company or the officer gives notice to the contrary more than 90 days prior to the expiration of the then current term of the agreement. In the event of a change in control of the Company, the employment period of Mr. Herzer and the other named executive officers will automatically be extended, for three years with respect to Mr. Herzer and for two years with respect to each of the other named executive officers, from the date of such change in control. For purposes of the employment agreements, a "change in control" will be deemed to have occurred if (i) any person acquires 25% or more of the combined voting power of the Company's then outstanding securities; (ii) in any two consecutive years individuals who at the beginning of the period constitute the board, plus any directors approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;
(iii) the stockholders approve certain merger or consolidation transactions; or
(iv) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    Each officer is entitled to receive compensation through the date of termination if such officer's employment is terminated (i) by the Company for "cause" or "disability" or (ii) by the officer for any reason, other than a "voluntary termination" or for "good reason" following a change in control of the Company. For purposes of the employment agreements, "cause" means willful failure to substantially perform one's duties, willful misconduct or the commission of acts of dishonesty, fraud, misrepresentation or moral turpitude as would prevent the effective performance of the employee's duties. "Disability" is defined to mean the employee's absence from the full-time performance of his or her duties for 90 consecutive days or 180 days within any 12 month period as a result of incapacity due to physical or mental illness. "Good reason" includes, generally, a material breach of the agreement, an adverse change in the officer's duties or responsibilities from those in effect prior to such change in control, a reduction of the officer's salary or benefits, or relocation of the officer outside of Southern California and a "voluntary termination" may occur upon an uncorrected material breach of the agreement by the Company or, in the case of Mr. Herzer, if such officer is removed from the Board of Directors without his consent.

    If an officer's employment is terminated (i) by the Company other than for cause or disability, (ii) by the officer in a voluntary termination or for good reason or (iii) by reason of the officer's death, then the officer (or, in the event of such officer's death, his or her designated payee) will be entitled to receive (i) a lump sum payment of the salary and bonus payments that would have been payable to such officer through (a) in the case of death or a voluntary termination, the term of the agreement and (b) in any other instance, a period of 12 months and (ii) continuing insurance benefits for the same period at no cost to the officer (or designated payee), subject to reduction under certain circumstances. Payments and benefits under each employment agreement would be reduced to the extent they are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following Summary Compensation Table sets forth information concerning compensation earned in the fiscal years ended December 31, 1998, 1997 and 1996, by the Company's Chief Executive Officer and its remaining four most highly compensated executive officers serving at the end of fiscal 1998 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                                     AWARDS
                                                                                          ----------------------------
                                                                                                          SECURITIES
                                                        ANNUAL COMPENSATION                RESTRICTED     UNDERLYING
                                           ---------------------------------------------      STOCK        OPTIONS/
                                                                        OTHER ANNUAL         AWARDS          S&RS
NAME AND PRINCIPAL POSITION       YEAR      SALARY($)    BONUS($)    COMPENSATION($)(1)     (NUMBER)       (NUMBER)
------------------------------  ---------  -----------  -----------  -------------------  -------------  -------------
Richard K. Herzer                    1998   $ 541,250    $ 396,000               --                --         20,000
  Chairman of the Board,             1997     506,500      285,825               --                --         20,000
  President and Chief                1996     473,250       50,000               --                --         20,000
  Executive Officer

Dennis M. Leifheit                   1998     293,782      168,000               --                --         10,000
  Executive Vice President,          1997     268,750      128,563               --                --         10,000
  Operations Chief Operating         1996     250,000       25,000        $ 145,631                --             --
  Officer Director

Frederick G. Silny                   1998     245,000       98,000               --                --          5,000
  Vice President, Finance,           1997     226,000       76,878               --                --          5,000
  Treasurer and Chief                1996     209,250       10,000               --                --          5,000
  Financial Officer

Anna G. Ulvan                        1998     201,250       80,360               --                --          5,000
  Vice President, Franchise          1997     187,000       63,508               --                --          5,000
                                     1996     174,750       15,000               --                --          5,000

Richard C. Celio                     1998     197,500       78,400               --                --          5,000
  Vice President, Development        1997     150,417       45,636               --             9,456         20,000
                                     1996          --           --               --                --             --


                                     ALL OTHER
NAME AND PRINCIPAL POSITION     COMPENSATION($)(2)
------------------------------  -------------------
Richard K. Herzer                    $  20,337
  Chairman of the Board,                22,780
  President and Chief                   26,483
  Executive Officer
Dennis M. Leifheit                     193,248
  Executive Vice President,            179,318
  Operations Chief Operating           110,893
  Officer Director
Frederick G. Silny                      18,404
  Vice President, Finance,             457,979
  Treasurer and Chief                  437,674
  Financial Officer
Anna G. Ulvan                           13,294
  Vice President, Franchise            168,375
                                        13,985
Richard C. Celio                        90,037
  Vice President, Development              719
                                            --

------------------------

(1) While each of the five named individuals received perquisites or other personal benefits in the years shown, in accordance with applicable regulations, the value of these benefits is not indicated because they did not exceed in the aggregate the lesser of $50,000 or 10% of the individual's salary and bonus in 1998. The 1996 amount for Mr. Leifheit includes $131,173 related to relocation costs.

(2) Amounts include the value of shares contributed to the ESOP on behalf of the Named Executives as well as the value of forfeitures allocated to their accounts from employees who withdrew from the ESOP prior to vesting as follows for 1998: Mr. Herzer, $11,265; Mr. Leifheit, $11,246; Mr. Silny, $11,264; Ms. Ulvan, $11,265 and Mr. Celio, $11,246. It also includes the value of premiums for life insurance as follows for 1998: Mr. Herzer, $9,156; Mr. Leifheit, $933; Mr. Silny, $1,114; Ms. Ulvan, $1,723 and Mr.
    Celio, $719. The 1998 amount for Mr. Leifheit also includes $143,309, which represents the value of shares of restricted stock released in 1998.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The following table provides information with respect to the Named Executives concerning grants of stock options during the year ended December 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS                                 POTENTIAL REALIZABLE
                                                  ---------------------------------------                        VALUE AT ASSUMED
                                                    NUMBER OF      PERCENT OF                                    ANNUAL RATES OF
                                                   SECURITIES        TOTAL                                         STOCK PRICE
                                                   UNDERLYING     OPTIONS/SARS   EXERCISE                        APPRECIATION FOR
                                                  OPTIONS/SARS     GRANTED TO    OR BASE                           OPTION TERM
                                                     GRANTED      EMPLOYEES IN    PRICE                        --------------------
NAME                                                 (#)(1)       FISCAL YEAR     ($/SH)     EXPIRATION DATE    5% ($)     10% ($)
------------------------------------------------  -------------   ------------   --------   -----------------  ---------  ---------
Richard K. Herzer...............................      20,000          13.9%      $35.625    February 24, 2008  $1,160,587 $1,848,042
Dennis M. Leifheit..............................      10,000           6.9%      $35.625    February 24, 2008    580,294    924,021
Frederick G. Silny..............................       5,000           3.5%      $35.625    February 24, 2008    290,147    462,010
Anna G. Ulvan...................................       5,000           3.5%      $35.625    February 24, 2008    290,147    462,010
Richard C. Celio................................       5,000           3.5%      $35.625    February 24, 2008    290,147    462,010

------------------------

(1) One-third of the shares subject to options vested and became exercisable on February 24, 1999; an additional one-third of the shares subject to options vest and become exercisable on February 24, 2000; and the remaining shares subject to options vest and become exercisable on February 24, 2001.

    The following table provides information with respect to the Named Executives concerning: (a) the exercise of stock options during the year ended December 31, 1998, and (b) unexercised stock options held at December 31, 1998. There were no Stock Appreciation Rights outstanding at December 31, 1998. No stock options have been repriced, amended or replaced.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                   NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                     OPTIONS/SARS AT                   OPTIONS/SARS AT
                                                                     FISCAL YEAR-END                  FISCAL YEAR-END(1)
                             SHARES ACQUIRED      VALUE     ----------------------------------  ------------------------------
NAME                         ON EXERCISE(#)    REALIZED(2)  EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($) UNEXERCISABLE($)
--------------------------  -----------------  -----------  ---------------  -----------------  -------------  ---------------
Richard K. Herzer.........             --              --        209,999            40,001       $ 4,343,529      $ 343,346
Dennis M. Leifheit........             --              --         53,333            16,667           739,579        128,546
Frederick G. Silny........            200       $   5,887         49,799            10,001           960,666         85,846
Anna G. Ulvan.............             --              --         24,999            10,001           306,966         85,846
Richard C. Celio..........          4,667          77,568          1,999            18,334            29,360        217,406

------------------------

(1) Represents the difference between the $39.9375 closing price of the Company's stock at December 31, 1998 and the exercise price of the option, multiplied by the number of shares subject to option.

(2) Represents the difference between the closing price of the Company's stock on the exercise date and the option exercise price.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    As of December 31, 1998, the members of the Compensation Committee of the Board of Directors were Frank Edelstein ( Chairman), Neven C. Hulsey, Caroline
W. Nahas and Patrick W. Rose.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    THE COMPENSATION COMMITTEE. Executive compensation decisions are made by the four-member Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee administers the executive incentive plan, reviews compensation plans, programs and policies, monitors the performance and compensation of executive officers and other key employees and makes appropriate recommendations and reports to the Board of Directors. All executive compensation decisions made by the Compensation Committee are reviewed by the entire Board of Directors, except for decisions regarding awards under the IHOP Corp. 1991 Stock Incentive Plan, which are made solely by the Compensation Committee.

    COMPENSATION PHILOSOPHY. The Company's philosophy regarding compensation is based on several objectives, including: (i) linking executives' interests with those of the Company's shareholders; (ii) instilling an ownership culture throughout the Company and officer group; (iii) attracting and facilitating retention of high caliber executive talent; and (iv) paying for performance and rewarding executives for achievement of both annual and longer term Company financial and key operating goals. The Company maintains a compensation program designed to attract and retain highly-qualified executives and to motivate management. We seek to tie each executive's "at risk" compensation, to the extent feasible, directly to his or her contribution to the Company's success in achieving its performance objectives.

    The Company's executive compensation program consists of three main components: (1) base salary, (2) bonus, and (3) long-term incentives in the form of stock options or other stock-based awards. The bonus and long-term incentives constitute the "at risk" portion of the compensation program. The Named Executives' compensation for 1998 reflected the Compensation Committee's commitment to coordinating pay with Company and individual performance. In establishing specific compensation levels for Named Executives in 1998, the Compensation Committee considered information provided by compensation consultants, surveys of compensation programs offered by comparable companies, statistical information generated by the Company's Human Resources department and evaluations of the individual performances of the Named Executives. In general, the Named Executives' total compensation was structured to fall in the range from the 50th to the 75th percentile, as indicated by the surveys of comparable companies.

    FEDERAL INCOME TAX CONSIDERATIONS The Compensation Committee has considered the impact of section 162(m) of the Code. This section disallows tax deductions for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1 million in any taxable year, except for certain performance-based compensation which has been approved by shareholders. It is the intent of the Company and the Compensation Committee to qualify to the maximum extent possible its executives' compensation for deductibility under applicable tax laws, while recognizing that under certain circumstances, compensation for certain executives in excess of the 162(m) limit may be warranted. The Compensation Committee believes that the Company's compensation programs provide the necessary incentives and flexibility to promote the Company's performance-based compensation philosophy while being consistent with Company objectives.

    SALARIES. The general policy of the Compensation Committee is to establish executive base salaries that are (i) competitive and consistent with those provided to others holding similar positions in the restaurant and franchising industries, and (ii) consistent with each executive's actual and expected contributions to the Company's short-term and long-term success. The Board of Directors, acting on the Compensation Committee's recommendation, increased Mr. Herzer's salary in 1998 by approximately seven percent. The increase reflected the Compensation Committee's and the Board of Directors' assessment of his performance in light of the Company's performance in the prior fiscal year, and, to a lesser extent, other factors including the performance of the Company's stock and consideration of competitive data in compensation surveys of comparable companies. His salary is also reflective of his long service with the Company and breadth of knowledge about the restaurant industry. Salary increases for the other senior executives effected during 1998 ranged from about five percent to about ten percent, and were based on similar considerations including individual performance, position, tenure, experience and competitive data in compensation surveys of comparable companies.

    BONUS AWARDS. Pursuant to the IHOP Corp. Executive Incentive Plan (the "Incentive Plan"), Mr. Herzer and the Named Executives earned cash bonuses for 1998. Under the Incentive Plan, the amount of any bonus is targeted as a percentage of salary. The percentage of the targeted bonus actually earned is determined according to a formula that compares the Company's actual profit for any given fiscal year to the projected profit (before income taxes and contributions to the ESOP) in the Company's budget as approved by the Board of Directors at the beginning of the fiscal year. The Board of Directors' budget approval process considers short-term profits and the Company's long-term development and objectives, thereby giving greater weight to those activities that will result in recurring success and lesser weight to extraordinary and non-recurring items. The formula for determining Mr. Herzer's bonus under the Incentive Plan is based solely on the Company's profit level. The formula for determining the amount of bonuses under the Incentive Plan to be paid to the Named Executives other than Mr. Herzer is based on the Company's profit level and, to a lesser extent, the achievement of specific goals, which were established at the beginning of the fiscal year.

    LONG-TERM INCENTIVES. The Named Executives participate in the IHOP Corp. 1991 Stock Incentive Plan which, as indicated above, is aimed at promoting the acquisition and ownership of the Company's stock. Under the program, grants may be made of stock options or other long-term stock based incentives. In 1998, the Committee granted options to purchase 20,000 shares of the Company's common stock to Mr. Herzer and lesser amounts to the other Named Executives. In determining the amounts of the individual option awards, the Compensation Committee considered several factors including primarily the executive's actual and potential contributions to the Company's long-term success, the size of awards provided to others holding similar positions in the restaurant industry and, to a lesser extent, the amount of options or other long-term incentives currently held by the executive for whom an option grant or other long-term incentive award was being considered. To date, stock options have been granted to the Named Executives at the fair market value of the Company's stock on the date of grant as reflected in the Summary Compensation Table.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

  Frank Edelstein      Neven C. Hulsey     Caroline W. Nahas     Patrick W. Rose

  Chairman

                        COMPANY STOCK PERFORMANCE GRAPH

    The following graph shows a comparison of the cumulative total return to shareholders for the Company, the S&P 500 Composite Index (the "S&P 500") and the Value-Line Restaurants Index (the "Restaurant Index") from December 31, 1993 through December 31, 1998. The graph assumes an initial investment in stock of $100 and subsequent reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                  DECEMBER 31, 1993 THROUGH DECEMBER 31, 1998

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            IHOP CORP.    S&P 500 INDEX   RESTAURANT INDEX
12/31/93        $100.00          $100.00            $100.00
12/31/94         $93.97          $101.60             $91.83
12/31/95        $126.53          $139.71             $89.66
12/31/96        $137.95          $172.18             $81.47
12/31/97        $160.80          $229.65            $112.07
12/31/98        $230.41          $294.87            $137.72

Assumes $100 invested at the close of trading December 31, 1993 in IHOP Corp. common stock, the S&P 500, and the Restaurant Index.

* Cumulative total return assumes reinvestment of dividends.

                                                  12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                                  ---------  ---------  ---------  ---------  ---------  ---------
IHOP Corp.......................................  $  100.00  $   93.97  $   89.66  $   81.47  $  112.07  $  137.72
S&P 500 Index...................................  $  100.00  $  101.60  $  139.71  $  172.18  $  229.65  $  294.87
Restaurant Index................................  $  100.00  $   91.83  $  126.53  $  137.95  $  160.80  $  230.41

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See Compensation Committee Interlocks and Insider Participation

     PROPOSAL TO APPROVE AMENDMENT OF IHOP CORP. 1994 STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

    On February 23, 1994, the Board of Directors adopted the IHOP Corp. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan"), which was approved by the shareholders on May 11, 1994. The purpose of the 1994 Plan is to enhance the Company's ability to attract and retain the services of experienced, able and knowledgeable persons to serve as non-employee directors, and to help to align their economic interests with those of the Company's shareholders. This is accomplished by providing present and prospective directors, who are not employed by the Company, with the opportunity to obtain equity ownership interests in the Company through the exercise of options to purchase shares of the Company's Common Stock.

    On February 23, 1999, at the recommendation of senior management, the Board of Directors voted to amend the 1994 Plan, subject to the approval of the shareholders. The 1994 Plan currently calls for an initial grant to each non-employee director of an option to purchase 7,500 shares of the Company's Common Stock and biannual grants of options to purchase 2,500 shares of the Company's Common Stock. The amendment to the 1994 Plan, if approved, would result in a change in the schedule for the automatic grant of stock options under the Plan. Under the amended plan, non-employee directors would receive annual grants of options to purchase 2,500 shares of Common Stock. If approved, the amendment will not result in an increase in the total number of shares available for issuance under the 1994 Plan. A copy of the 1994 Stock Option Plan for Non-Employee Directors, amended and restated as though this proposal had been approved, may be found at Annex "A" to this Proxy statement. Approximately seven people are eligible to participate under the 1994 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT OF THE
  IHOP CORP. 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

SUMMARY OF PROPOSED AMENDED 1994 PLAN

    ADMINISTRATION OF 1994 PLAN. The 1994 Plan provides that it shall be administered by a committee (see "Committee") of not less than two directors who shall be appointed by the Board of Directors of the Company. If no committee is in office, the 1994 Plan will be administered by the Board of Directors. The grant of options under the 1994 Plan and the amount, price and nature of the awards is automatic. See "Options" below.

    PERSONS ELIGIBLE UNDER 1994 PLAN. Participation in the 1994 Plan is limited to directors who, at the time stock options are granted, are not employees of the Company or of any subsidiary of the Company. At present, the Company has seven non-employee directors, each of whom are eligible to participate under the 1994 Plan.

    SHARES OF COMMON STOCK SUBJECT TO 1994 PLAN. The maximum number of shares of Common Stock that may be issued pursuant to all options granted under the 1994 Plan is 200,000, subject to certain adjustments to prevent dilution.

    DURATION OF 1994 PLAN. No options shall be granted under the 1994 Plan after February 22, 2004. Although Common Stock may be issued after February 22, 2004, pursuant to options granted prior to such date, no Common Stock may be issued under the 1994 Plan after February 22, 2014.

    OPTIONS. On February 23, 1994, each of the currently participating directors was granted an option to purchase 7,500 shares of Common Stock. The plan provides that upon first being elected to the Board of Directors, any new non-employee director shall automatically be granted an option, on the date of such director's election, to purchase 7,500 shares of Common Stock (subject to adjustment as provided in the 1994 Plan). If the amendment is approved by the shareholders, on the first day after the 1999 Annual Meeting of Shareholders, and the first day after every annual meeting thereafter, each non-employee member of the Board shall be granted an option to purchase an additional 2,500 shares of Common Stock.

    The exercise price for each option granted shall be the fair market value of the Common Stock at the close of business on the date of grant (the "Exercise Price"). The fair market value of a share of Common Stock on such day shall, at the committee's discretion, be equal to (i) the closing sale price of a share of Common Stock on such date as reported in the Western Edition of the Wall Street Journal Composite Tape, or (ii) the average of the closing price of a share of Common Stock on each day on which the Common Stock was traded over a period of up to twenty trading days immediately prior to such date. On March 31, 1999, the closing price of a share of Common Stock was $39.25, as reported by the NASDAQ National Market.

    Each option granted under the 1994 Plan shall vest and become exercisable as follows: one-third of the total shares granted on the first anniversary of the date of grant, an additional one-third of the shares granted on the second anniversary of the date of grant and the remaining one-third of the shares granted on the third anniversary of the date of grant.

    NON-TRANSFERABILITY. No option or interest therein may be assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the recipient's lifetime, an option may only be exercised by the optionee, or in accordance with terms of a qualified domestic relations order.

    FEDERAL INCOME TAX CONSEQUENCES. The options under the 1994 Plan are non-qualified stock options and are not intended to qualify as incentive stock options under the Internal Revenue Code. The grant of options will not result in taxable income to the non-employee Director or a tax deduction to the Company. The exercise of an option will result in taxable ordinary income to the non-employee director in an amount equal to the difference between the Exercise Price of the option and the fair market value of the Common Stock on the date the option is exercised, and is subject to applicable withholding tax. The Company will be entitled to a tax deduction corresponding to the ordinary income recognized by the non-employee director.

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Company's independent public accountants for the 1998 fiscal year were PricewaterhouseCoopers, LLP, and the Board of Directors has unanimously selected PricewaterhouseCoopers, LLP, as the Company's independent public accountants for the 1999 fiscal year. PricewaterhouseCoopers, LLP, or its predecessor Coopers & Lybrand, L.L.P. has been the Company's public accountants for each of the last 16 years. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. Unless otherwise indicated thereon, the persons named in the Proxy will vote all proxies in favor of ratifying the selection of PricewaterhouseCoopers, LLP, as the Company's independent public accountants. If shareholders do not ratify the reappointment of PricewaterhouseCoopers, LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

                           PROPOSALS OF SHAREHOLDERS

    No other proposals of shareholders were received by the Company for presentation at the 1999 Annual Meeting of Shareholders. The Board of Directors will make provision for presentation of proposals of shareholders at the 2000 Annual Meeting of Shareholders provided such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the Securities and Exchange Commission. In order for any such proposals to be included in the proxy materials for consideration at the 2000 Annual Meeting of Shareholders, the proposal should be mailed to Mark D.

Weisberger, Secretary, IHOP Corp., 525 North Brand Boulevard, Glendale, California 91203, and must be received no later than December 11, 1999. Shareholders who intend to present a proposal at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no earlier than February 11, 2000 nor later than March 12, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 and the Securities and Exchange Commission's regulations thereunder require the Company's officers and directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market and to furnish the Company with copies of all such forms they file.

    Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the period from January 1, 1998, through December 31, 1998, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with in a timely manner.

                                 OTHER BUSINESS

    The management of the Company is not aware of any other matters to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

    UPON THE WRITTEN REQUEST OF ANY RECORDHOLDER OR BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, THAT WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE MAILED TO SECRETARY, IHOP CORP., 525 NORTH BRAND BOULEVARD, GLENDALE, CALIFORNIA 91203.

                                           By Order of the Board of Directors,

                                                    Mark D. Weisberger

                                                        Secretary

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

               The date of this Proxy Statement is April 9, 1999.

                                                                       ANNEX "A"

                                   IHOP CORP.
                             1994 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                 (AMENDED AND RESTATED AS OF FEBRUARY 23, 1999)

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS.

    The name of this plan is the IHOP Corp. 1994 Stock Option Plan for Non-Employee Directors (the "Plan"). The Plan was adopted by the Board on February 23, 1994, subject to the approval of the Company shareholders, which approval was obtained on May 11, 1994. The purpose of the Plan is to enhance the Company's ability to attract and retain the services of experienced, able and knowledgeable persons to serve as directors by providing present and prospective directors who are not employed by the Company with the opportunity to obtain equity ownership interests in the Company through the exercise of stock options to purchase shares of the Company's Common Stock.

    For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "BOARD" means the Board of Directors of the Company.

        (b) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

        (c) "COMMITTEE" means the Non-Employee Directors Stock Option Plan Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan. The Committee shall be composed entirely of directors selected in accordance with Section 2 of the Plan. If no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

        (d) "COMPANY" means IHOP Corp., a corporation organized under the laws of the State of Delaware (or any successor corporation).

        (e) "FAIR MARKET VALUE" means, as of any given date, with respect to any awards granted hereunder, at the discretion of the Committee and subject to such limitations as the Committee may impose, (i) the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal Composite Tape, or (ii) the average of the closing price of the Stock on each day on which the Stock was traded over a period of up to twenty trading days immediately prior to such date.

        (f) "NONQUALIFIED STOCK OPTION" means any Stock Option that is not an "incentive stock option" within the meaning of Section 422 of the Code.

        (g) "STOCK" means the common stock, $0.01 par value, of the Company.

        (h) "STOCK OPTION" means any option to purchase shares of Stock granted pursuant to Section 5.

SECTION 2.  ADMINISTRATION.

    The Plan shall be administered by a Committee of not less than two persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

    The Committee shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

    All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and all recipients of Stock Options hereunder.

SECTION 3.  STOCK SUBJECT TO PLAN.

    The total number of shares of Stock reserved and available for issuance under the Plan shall be 200,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

    In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan and (ii) the kind, number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined by the Committee, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.  ELIGIBILITY.

    Each non-employee member of the Board shall receive Nonqualified Stock Options in accordance with the provisions of Section 5.

SECTION 5.  STOCK OPTIONS.

    Recipients of Stock Options shall enter into a stock option agreement with the Company, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

    The Stock Options granted under the Plan are Nonqualified Stock Options and shall be subject to the following terms and conditions:

        (a) INITIAL OPTION GRANTS. (i) On February 23, 1994, each non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase 7,500 shares of Stock; (ii) upon first being elected to the Board of Directors, each new Non-Employee Director shall be granted a Nonqualified Stock Option to purchase 7,500 shares of Stock (subject to substitution or adjustment as provided in Section 3 of the Plan).

        (b) REGULAR GRANTS. (i) On the first day after the 1996 Annual Shareholders Meeting and the first day after the 1998 Annual Shareholders Meeting, each non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase 2,500 shares of Stock. Effective for fiscal year 1999 and thereafter, on the first day after the 1999 Annual Shareholders Meeting and the first day after every annual shareholders meeting thereafter, each non-employee member of the Board shall be granted a Nonqualified Stock Option to purchase 2,500 shares of Stock.

        (c) EXERCISE OF OPTIONS. The option price per share of Stock purchasable under a Stock Option shall be 100% of the Fair Market Value of the Stock on the date of grant. Each option granted under the Plan shall vest and become exercisable as follows: One third of the total shares subject to the option on the first anniversary of the date of grant, one-third of the total shares subject to the option on the second anniversary of the date of grant, and one-third of the total shares subject to the option on the third anniversary of the date of grant. Once vested, options shall be exercisable up to the amount of the vested portion, in whole or in part, by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash.

        (d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted.

        (e) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or in accordance with the terms of a qualified domestic relations order.

SECTION 6.  AMENDMENT AND TERMINATION.

    The Board may not amend, alter, or discontinue the Plan without the approval of the shareholders more than once every six (6) months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder.

SECTION 7.  UNFUNDED STATUS OF PLAN.

    The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to an optionee by the Company, nothing contained herein shall give any such optionee any rights that are greater than those of a general creditor of the Company.

SECTION 8.  GENERAL PROVISIONS.

    (a) Each person purchasing shares pursuant to a Stock Option must represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares shall include such legends as are appropriate to reflect any restrictions on transfer.

    All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and a legend or legends shall be put on any such certificates to make appropriate reference to such restrictions.

    (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any member of the Board any right to continued membership on the Board.

    (c) Each recipient of Stock Options shall, no later than the date as of which the value of an award first becomes includible in the gross income of the recipient for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient.

    (d) No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 9.  EFFECTIVE DATE OF PLAN

    The Plan shall be effective as of February 23, 1994, the date it was adopted by the Board (the Effective Date), subject to approval by the Company's shareholders.

SECTION 10.  TERM OF PLAN.

    No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

P R O X Y

                                   IHOP CORP.

               525 NORTH BRAND BOULEVARD - GLENDALE, CALIFORNIA 91203

THIS PROXY/VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Richard K. Herzer, Larry Alan Kay and Dennis M. Leifheit as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of IHOP Corp. held of record by the undersigned at the close of business on March 25, 1999, at the Annual Meeting of Shareholders to be held on May 11, 1999, or any adjournment thereof.

     THIS PROXY/VOTING INSTRUCTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE AND FOR PROPOSALS 2 AND 3. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES HELD BY CHASE MANHATTAN BANK, AS TRUSTEE ("TRUSTEE") OF THE INTERNATIONAL HOUSE OF PANCAKES EMPLOYEE STOCK OWNERSHIP PLAN (THE "ESOP") THEN THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS TO THE TRUSTEE OF THE ESOP AND IF YOU DO NOT SIGN AND RETURN THIS CARD, SUCH SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME PROPORTIONS AS THE SHARES FOR WHICH THE TRUSTEE RECEIVES VALID VOTING INSTRUCTIONS.

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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS CHANGE ON REVERSE SIDE


               (Continued and to be signed on the other side)

------------------------------------------------------------------------------
                          / FOLD AND DETACH HERE /

                                                        Please mark your  -----
                                                      votes as indicated    X
                                                         in this example  -----

1.  ELECTION OF DIRECTORS

    FOR all nominees listed (except as marked to the contrary)     /   /

    WITHHOLD AUTHORITY to vote for all nominees listed             /   /

    Nominees: Michael S. Gordon, Larry Alan Kay, Dennis M. Leifheit

    INSTRUCTION: To withhold authority to vote for any individual nominee, (indicate that nominee's name below):

    --------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AND RATIFY THE AMENDMENT OF THE IHOP CORP. 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS TO PROVIDE FOR ANNUAL GRANTS OF OPTIONS.
                                                 FOR    AGAINST    ABSTAIN
                                                /  /     /  /       /  /

3. PROPOSAL TO APPROVE AND RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the independent accountants of the Company.

                                                 FOR    AGAINST    ABSTAIN
                                                /  /     /  /       /  /

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     I PLAN TO ATTEND MEETING                        /   /

    COMMENTS/ADDRESS CHANGE
    Please mark this box if you have written        /   /
    comments/address change on the reverse side.

                                                    ------
                                                         -
                                                         -
                                                         -



SIGNATURE OR SIGNATURES,
IF HELD JOINTLY _________________________________  DATED ______________, 1999.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE
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                          / FOLD AND DETACH HERE /